 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 19, 1998

                                                 REGISTRATION NO. 333-65851
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ----------------

                              AMENDMENT NO. 1

                                    TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                          SIGNAL APPAREL COMPANY, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                 INDIANA                               62-0641635
     (STATE OR OTHER JURISDICTION OF      (I.R.S. EMPLOYER IDENTIFICATION NO.)
      INCORPORATION OR ORGANIZATION)

                             200 MANUFACTURERS ROAD
                                 P.O. BOX 4296
                          CHATTANOOGA, TENNESSEE 37405
                                 (423) 266-2175
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               ----------------

                             ROBERT J. POWELL, ESQ.
   VICE PRESIDENT OF INTERNATIONAL & LICENSING, GENERAL COUNSEL AND SECRETARY
                          SIGNAL APPAREL COMPANY, INC.
              200 MANUFACTURERS ROAD, CHATTANOOGA, TENNESSEE 37405
                                 (423) 266-2175
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                 WITH COPY TO:
                            STEVEN R. BARRETT, ESQ.
                         WITT, GAITHER & WHITAKER, P.C.
       1100 AMERICAN NATIONAL BANK BUILDING, CHATTANOOGA, TENNESSEE 37402

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement as determined by market conditions.

                               ----------------

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE
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
                                             PROPOSED
                                             MAXIMUM     PROPOSED MAXIMUM
  TITLE OF EACH CLASS OF     AMOUNT TO BE OFFERING PRICE     AGGREGATE        AMOUNT OF
SECURITIES TO BE REGISTERED   REGISTERED   PER UNIT(1)   OFFERING PRICE(1) REGISTRATION FEE
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
 Common Stock, $.01 par
  value.................     $21,105,904      $2.00         $21,105,904         $6,226

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(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457 (c) on the basis of the average of the high and low reported sales prices on the New York Stock Exchange on October 14, 1998.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the estimated expenses to be incurred by the Company in connection with the issuance and distribution of the securities being registered, other than brokers' discounts or commissions to be paid by the selling stockholders. All of the amounts shown are estimates, except the applicable Securities and Exchange Commission registration fee and the NYSE filing fee.

   SEC Registration Fee................................................ $ 6,226
   New York Stock Exchange Listing Fee.................................  36,935
   Printing, engraving and postage expenses............................  10,000
   Legal fees and expenses.............................................  16,000
   Accounting fees and expenses........................................   6,000
   Blue Sky fees and expenses, including counsel fees..................   1,500
   Miscellaneous expenses..............................................   2,000
                                                                        -------
     Total............................................................. $78,661
                                                                        =======

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Article Eighth of the Company's Restated Articles of Incorporation, as amended (the "ARTICLES") governs indemnification and insurance of the Company's directors, officers, employees and agents. Paragraph (a) of such Article provides that each person who was or is made a party to or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "PROCEEDING"), by reason of the fact that he, or a person of whom he is the legal representative, is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Company to the fullest extent authorized by the Indiana Business Corporation Law (the "IBCL"), as the same exists as of the date of adoption of the Articles or as later amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than the IBCL permitted the Company to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties, and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his heirs, executors and administrators. However, except as provided in the Articles with respect to the right of a claimant to bring suit to enforce the indemnification rights provided under the Articles, the Company shall indemnify any such person seeking indemnification in connection with a Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) was authorized by the Company's Board of Directors. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification would be against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 16. EXHIBITS.

(1) Listing of Exhibits incorporated by reference (Commission File No. 1-2782):

      (3.1) Restated Articles of Incorporation of Signal Apparel Company, Inc., as amended through September 17, 1998. Incorporated by reference to Exhibit (3.1) to the Company's Current Report on Form 8-K dated
            September 17, 1998.
      (5.1) Opinion of Witt, Gaither & Whitaker, P.C.
     (10.1) Convertible Preferred Stock Purchase Agreement dated September 17,
            1998. Incorporated by reference to Exhibit (10.1) to the Company's
            Current Report on Form 8-K dated September 17, 1998.
     (10.2) Registration Rights Agreement dated September 17, 1998, among
            Signal Apparel Company, Inc., and the purchasers of the Company's
            5% Convertible Preferred Stock, Series G1. Incorporated by reference to Exhibit (10.2) to the Company's Current Report on Form
            8-K dated September 17, 1998.

(2) Listing of Exhibits filed herewith:

       (5.1) Opinion of Witt, Gaither & Whitaker, P.C.
      (23.1) Consent of Witt, Gaither & Whitaker, P.C. (included in Exhibit
             (5.1)).
     *(23.2) Consent of Arthur Andersen LLP
       *(24) Power of Attorney (included in Signatures page of this Registration Statement).

--------

*Previously filed

ITEM 17. UNDERTAKINGS.

I. The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

  (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that the Registrant need not file a post-effective amendment to include the information required to be included by subsection (i) or (ii) above if such information is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, which are incorporated by reference in the Registration Statement; and

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

II. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

III. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING THIS AMENDMENT NO. 1 TO FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF CHATTANOOGA, STATE OF TENNESSEE ON OCTOBER 19, 1998.

                                          Signal Apparel Company, Inc.

                                                   /s/ Robert J. Powell
                                          By: _________________________________
                                                       ROBERT J. POWELL
                                                          SECRETARY

                               POWER OF ATTORNEY

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED. EACH PERSON WHOSE SIGNATURE APPEARS BELOW HEREBY AUTHORIZES AND APPOINTS JOHN W. PRUTCH AND ROBERT J. POWELL, AND EACH OF THEM, AS ATTORNEYS-IN-FACT, TO SIGN ON HIS BEHALF INDIVIDUALLY AND IN THE CAPACITY DESIGNATED BELOW, AND TO FILE, ANY AMENDMENTS, INCLUDING POST EFFECTIVE AMENDMENTS, TO THIS REGISTRATION STATEMENT.

              SIGNATURE                          TITLE                    DATE
              ---------                          -----                    ----

    /s/ Robert J. Powell, For          Chairman of the Board,       October 19, 1998
______________________________________  Chief Executive Officer
            STEPHEN WALSH               and Director

    /s/ Robert J. Powell, For          Chief Executive Officer      October 19, 1998
______________________________________  and Director
           THOMAS A. MCFALL

    /s/ Robert J. Powell, For          Chief Financial Officer      October 19, 1998
______________________________________  (Chief Accounting Officer)
           HOWARD WEINBERG

                                       Director                      October  , 1998
______________________________________
            HENRY L. AARON

                                       Director                      October  , 1998
______________________________________
             BARRY COHEN

    /s/ Robert J. Powell, For          Director                     October 19, 1998
______________________________________
         JACOB I. FEIGENBAUM

                                       Director                      October  , 1998
______________________________________
          PAUL R. GREENWOOD

    /s/ Robert J. Powell, For          President and Director       October 19, 1998
______________________________________
            JOHN W. PRUTCH

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